Exhibit 23.4
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     Netherland Sewell & Associates, Inc. consents to the incorporation by reference in this Registration Statement on Form S-8 of information contained in our report, as of January 1, 2004, setting forth the estimates of revenues from the natural gas and crude oil reserves owned by Quicksilver Resources Inc. appearing in the Annual Report on Form 10-K of Quicksilver Resources Inc. and subsidiaries for the year ended December 31, 2005.

NETHERLAND SEWELL & ASSOCIATES, INC.
By:	/s/ C. H. (Scott) Rees III
C. H. (Scott) Rees III President and Chief Operating Officer

Dallas, Texas
May 24, 2006